EXHIBIT 10.3

Suntrust	Robert R. Lawhon	SunTrust Bank
	Senior Vice President	401 Commerce Street
Suite 2100
Nashville TN 37219
Tel 615.748.5803
Fax 615.748.5113
bob lawhon@suntrust com

Re:	Commercial Note and Loan Facility for $500,000 dated August 22, 2008
Obligation No. 10969113; Note No. 2.6
Collateral Letter

Dear Mr. Ludwig:

This Sun Trust Collateral Letter dated August 22, 2008 is entered into by and between SunTrust and Debut Broadcasting Mississippi, Inc. ("Borrower"). Sun Trust and Borrower simultaneous herewith have entered into a Commercial Note and Loan Facility in the amount of $500,000 ("the Loan") secured by certain Collateral owned by Borrower. SunTrust hereby agrees that the Collateral subject to the Loan is confined only to the radio station assets currently or hereafter owned by Borrower that relate to Borrower's ownership, control or operation of certain radio stations located in and around Greenville, MS and known as WIQQ-FM, WBAQ-FM, WNIX-AM, WNLA-AM and WNLA-FM (the "Greenville Stations"). The Collateral does not include any radio station assets not used in connection with the ownership, control or operation of the Greenville Stations that Borrower presently or in the future owns, controls or operates pursuant to a Time Brokerage Agreement including but not limited to WBBV-F M and KLSM-FM owned by Holladay Broadcasting of Louisiana ("Future Stations"), Sun Trust hereby waives any interest or lien on the Future Stations and will provide Borrower, at Borrower's expense, with such documentation as Borrower my reasonably request evidencing Sun Trust 's waiver of any lien on such Future Stations.

Unless otherwise defined herein, the capitalized terms in this Collateral Letter shall have the meanings contained in the Loan documents. This Collateral Letter and waiver shall inure to the benefit of and shall be binding upon the heirs, successors and assigns of' the parties hereto.

SunTrust Bank

By: /s/ Robert R. Lawhon
Robert R. Lawhon
Senior Vice President

Accepted: /s/ Steven Ludwig
Steven Ludwig, CEO

Debut Broadcasting Mississippi, Inc.

By: /s/ Robert Marquitz
Robert Marquitz
Chairman & President